                                                                    Exhibit 10.2


                                   [CYBERCARE]



                                              August 15, 2001


Mr. Richard Harris
Business Management Partners, Inc.
326 W. Lancaster Avenue, Suite 200

Ardmore, PA 19003

      RE:   LETTER OF AGREEMENT

Dear Mr. Harris:


      The purpose of this letter (this "Agreement") is to memorialize the terms and conditions of an agreement by and between Business Management Partners, Inc. (hereinafter "Consultant") and CyberCare, Inc., a Florida corporation f/k/a Cyber-Care, Inc. (the "Company"). This Agreement entirely supersedes and replaces all oral and written agreements between Consultant and either the Company and CyberCare Technologies, Inc., including that certain Consulting Agreement between Marketing Partners of Plantation, Inc. (an affiliate of Consultant) and Cyber-Care, Inc. entered on May 1, 2000, any extensions to that agreement, the Letter of Agreement between CyberCare Technologies, Inc. and Business Management Partners, Inc. dated December 28, 2000 (the "Original Agreements").

      Consultant's principals, Richard Harris and Tom Naslund acknowledge and agree that any and all stock options and warrants issued to them pursuant to any of the Original Agreements, the Letter Agreement between Cyber-Care, Inc. and Richard Harris and Tom Naslund dated April 11, 2001, the Stock Option Agreement between Cyber-Care, Inc. and Richard Harris dated April 6, 2001 and the Stock Option Agreement between Cyber-Care, Inc. and Richard Harris dated April 6, 2001 shall automatically and irrevocably expire, terminate and forever be extinguished upon the execution of this Agreement and the Warrant (defined below).

      The Company agrees to hire and retain Consultant as its nonexclusive agent to assist the Company in identifying and entering into a business relationship with a preferred marketing partner that will become a licensee, partner, affiliate, associate or joint venture partner of the Company, or Company's affiliate in the European market (the "EC Business Affiliate") for the CyberCare System ("The CyberCare System(TM)"), a patented technology for the remote monitoring of individuals for medical and related purposes which includes the Company's Electronic Housecall(R) products ("EHC(TM)") and features several EHC(TM) Models of multifunctional units ("Patient Units") and caregiver access terminals linked through a virtual private network (the "CyberCare 24 Network(TM)") and other hardware, software and systems,



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Mr. Richard Harris
August 15, 2001
Page 2



intended to be implemented in connection with The CyberCare System(TM) as the same may exist from time to time, and Consultant agrees to accept such appointment and to perform or cause to be performed the services set forth below all upon the terms and conditions herein set forth.


      The Consultant shall be responsible for presenting qualified potential EC Business Affiliates to the Company for evaluation. If the Company shall elect to pursue a license relationship with a potential EC Business Affiliate, Consultant shall assist the Company as reasonably requested in consummating such relationship.


      The Consultant shall also; (i) promote the Company, its business (and any of its affiliates' businesses), (ii) assist the Company to execute its European business plan, (iii) identify financing opportunities in Europe and assist the Company to obtain European financing, (iv) identify opportunities for the Company to form business alliances and joint ventures, and (v) advise and assist the Company in forming such business alliances.

      Consultant shall be entitled to receive a monthly fee of $40,000 ("Monthly Fee"). The Monthly Fee shall be payable as follows:

      a. Commencing on April 1, 2001, Thirty Thousand Dollars ($30,000) of the monthly fee ("Cash Payment") shall be payable on the 1st day of each month, and Ten Thousand Dollars ($10,000) of the monthly fee ("Deferred Payment") shall be deferred and shall be payable on earlier of (i) September 30, 2001, or (ii) such time as: (x) the Consultant is able to obtain financing reasonably acceptable to Company, (y) there is a reasonable likelihood that financing acceptable to the Company with be imminently available, or (z) in the event that the company's European business plan has been successfully implemented to Company's satisfaction ("Financing Completion").

      b. Commencing October 1, 2001, the entire Monthly Fee shall be payable on the first day of each month.

      If for any reason the aforementioned license relationship or joint venture arrangement contemplated herein does not materialize, or is not consummated, Consultant shall not be required to reimburse the Company for any Cash Payments received.

      Consultant shall be entitled to receive a commission equal to 3% of all capital raised for Company or CyberCare, Inc. which were raised during the term of this Agreement for the purpose of utilization by CyberCare, Inc. for an European business initiative.

      In addition, upon execution of this Agreement, Consultant shall receive warrants to purchase 200,000 shares of common stock of CyberCare, Inc., a Florida corporation, at an


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

Mr. Richard Harris
August 15, 2001
Page 3


exercise price of $1.00 per share and exercisable in accordance with a Warrant Agreement of even date herewith (the "Warrants"). Company will use its reasonable best efforts to obtain a letter from counsel clearing the sale of the underlying shares under Rule 144 of the Securities Act of 1933, effective January 1, 2002.


      It is further agreed that Consultant shall be entitled to receive reimbursement from the Company for all reasonable and necessary expenses incurred by Consultant which are directly related to and in furtherance of the performance of services required pursuant to this Agreement; provided that all such expenses must be approved in advance and shall be subject to Consultant providing adequate documentation of such incurred expenses.

      The parties hereto agree that the Company shall use its best efforts to ensure that Consultant participates in the senior management of the joint venture contemplated in this Agreement.

      The Company and Consultant may also agree to additional business development tasks in the future, with compensation to be based on mutual agreement.


      The initial term of this Agreement shall commence on June 1, 2001 ("Effective Date") and shall end on October 31, 2003 ("Initial Term"). This Agreement may be terminated at any time by (a) either party if the other party (the "Defaulting Party") breaches the material terms of this Agreement and fails to cure such breach within thirty (30) days of written notice thereof and request for cure by the non-defaulting party, or (b) the Company, upon a material breach by Consultant of the Confidentiality Agreement between the parties. Notwithstanding the foregoing, Company may terminate this Agreement at any time after October 31, 2001, if CyberCare's European initiative has been terminated. If the initiative has been limited to only two subsidiaries or less subsequent to October 31, 2001, then the parties will mutually agree to a reduced Monthly Fee. This Agreement may be terminated upon the mutual agreement of the parties in the event that the parties enter into a long term management services agreement. This Agreement may be renewed upon the mutual agreement of the parties. The provisions of this Agreement regarding the payment of commission shall survive the termination of this Agreement, other than as a result of a material breach by Consultant of this Agreement or the Confidentiality Agreement, for a period of twelve months following such termination.


            Consultant represents that it is not a registered broker-dealer and will not provide any advice with respect to the purchase or sale of securities. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without regard to conflict of law principles. Nothing in this Agreement is intended nor shall it be construed to create an employer/employee, agency, partnership or joint venture relationship. This Agreement constitutes the entire agreement between the parties, written or oral, with respect to the subject matter hereof, and shall supersede all prior negotiations, understandings, arrangements and



                               WWW.CYBER-CARE.NET
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                                Fax 561-742-5009

Mr. Richard Harris
August 15, 2001
Page 4


agreements relating to the subject matter hereof, including the Prior Agreement, which is deemed to be terminated. This Agreement may not be amended, supplemented or modified except by an instrument signed by the parties. This Agreement may not be assigned by the Consultant without the written consent of the Company, but may be assigned by the Company to any company controlling, in control with or controlled by the Company, upon written notice to Consultant. All notices required or permitted hereunder shall be mailed by certified mail, postage prepaid, return-receipt requested, or hand delivered by reputable courier or overnight delivery service, to the respective recipient party's address as set forth in this Agreement, or at such address as otherwise designated by such party.



      If the terms set forth in this Agreement meet with your approval, please indicate your acceptance by signing a copy of this Agreement and the Confidentiality Agreement and return one executed copy of each to the undersigned.



                                          Very truly yours,


                                          CYBERCARE, INC.


                                          By: /s/ DANIEL W. BIVINS, JR.
                                              --------------------------------
                                          Daniel W. Bivins, Jr.
                                          Senior Vice President


ACCEPTED AND AGREED
As of this 15th day of August, 2001.


BUSINESS MANAGEMENT PARTNERS, INC.


By: /s/ RICHARD HARRIS
    -----------------------------
Richard Harris, President



/s/ RICHARD HARRIS
---------------------------------
Richard Harris, Individually


/s/ TOM NASLUND
---------------------------------
Tom Naslund, Individually


                               WWW.CYBER-CARE.NET
 2500 Quantum Lakes Drive, Suite 1000, Boynton Beach, FL 33426; 561-742-5000;
                                Fax 561-742-5009